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                                                                       EXHIBIT 4




                                 AMENDMENT NO. 2

AMENDMENT NO. 2 dated as of April 4, 2001 (this AMENDMENT NO. 2) between: HOLLY CORPORATION, NAVAJO REFINING COMPANY, BLACK EAGLE, INC., NAVAJO CORP., NAVAJO SOUTHERN, INC., NAVAJO NORTHERN, INC., LOREFCO, INC., NAVAJO CRUDE OIL PURCHASING, INC., NAVAJO HOLDINGS, INC., HOLLY PETROLEUM, INC., NAVAJO PIPELINE CO., LEA REFINING COMPANY, NAVAJO WESTERN ASPHALT COMPANY, and MONTANA REFINING COMPANY, A PARTNERSHIP, as Borrowers and Guarantors, the BANKS listed on the signature pages hereof (including, without limitation, the New Bank referred to below), CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent, CIBC INC. as Collateral Agent, FLEET NATIONAL BANK (formerly known as Bank Boston Corp.), as Documentation Agent, GUARANTY BUSINESS CREDIT CORPORATION, as Collateral Monitor, and CIBC WORLD MARKETS CORP., as Sole Lead Arranger and Bookrunner.

WHEREAS

(A) The parties hereto are party to an Amended and Restated Credit and Reimbursement Agreement dated as of April 14, 2000, as amended by Amendment No. 1 dated as of July 7, 2000 (as in effect on the date hereof, the CREDIT AGREEMENT), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Banks to the Borrowers in an aggregate principal or face amount not exceeding $100,000,000.

(B) Hibernia National Bank (the NEW BANK) wishes to become a party to the Credit Agreement, as amended hereby, as a Bank thereunder with a Commitment equal to the amount set forth opposite its name on the signature pages hereof.

(C) J.P. Morgan Chase & Co. wishes to terminate its Commitments and is executing this Amendment No. 2 solely for purposes of obtaining the acknowledgement of the Borrowers of such termination and to evidence such termination.

(D) The parties hereto wish to amend the Credit Agreement, and accordingly, the parties hereto hereby agree as follows:

DEFINITIONS

1. Except as otherwise defined in this Amendment No. 2, terms defined in the Credit Agreement are used herein as defined therein.

AMENDMENTS

2.       Subject to the satisfaction of the conditions precedent set forth in
Section 4 below, the Credit Agreement shall be amended as follows effective on the date hereof.


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A.       All references in the Credit Agreement to Fleet National Bank as
         "Collateral Monitor" are deleted and replaced with a reference to Guaranty Business Credit Corporation as "Collateral Monitor".

B. The definition of "Borrowing Base" in Section 1.1 of the Credit Agreement is amended by: (i) deleting reference to "80% of Eligible Inventory" and replacing it with "60% of Eligible Inventory" and (ii) deleting reference to "60% of the Borrowing Base" and replacing it with "50% of the Borrowing Base".

C. The reference to "FLEET NATIONAL BANK" in the definition of "Collateral Monitor" in Section 1.1 of the Credit Agreement is deleted and replaced with "GUARANTY BUSINESS CREDIT CORPORATION".

D. The reference to "120 days" in the definition of "Eligible Inventory" in Section 1.1 of the Credit Agreement is deleted and replaced with "55 days" and ", Montana" is added to such definition after the phrase "States of Texas, Kansas" and before "and Wyoming or any other applicable jurisdiction".

E. The definition of "Eligible Product in Transit" is amended by adding ", Montana" to such definition after the phrase "States of Texas, Kansas" and before the phrase "and Wyoming or any other applicable jurisdiction".

F. The definition of "Termination Date" in Section 1.1 of the Credit Agreement is deleted in its entirety and replaced with:

         "TERMINATION DATE means (i) if there is a Satisfactory Resolution in respect of the Longhorn Partners Pipeline Litigation prior to October 10, 2002, October 10, 2003 and (ii) if there is not a Satisfactory Resolution in respect of the Longhorn Partners Pipeline Litigation prior to October 10, 2002, October 10, 2002 or, if such Termination Date is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day."

G.       The following new definitions are added in alphabetical order in
         Section 1.1 of the Credit Agreement as follows:

         "BASE RATE MARGIN means a rate per annum determined daily in accordance with the Pricing Schedule."

         "STATUTORY LIENS has the meaning specified in Section 5.11(g)".

H. Section 2.6(a) of the Credit Agreement is amended by adding "plus the Base Rate Margin" at the end of the first sentence thereof.

I. The last sentence of sentence 5.13 of the Credit Agreement is deleted in its entirety and replaced as follows:

         "The Company and its Subsidiaries shall not use the proceeds of the Loans made or Letters of Credit issued under this Agreement for the purchase of the Company's common stock".


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J.       Section 5.1(e) of the Credit Agreement is amended by: (i) changing the number "46" to "35" and (ii) changing the number "60" to "49".

K. Section 5.11(g) of the Credit Agreement is amended by inserting, "(the Liens described in this clause 5.11(g) are hereinafter referred to as STATUTORY LIENS)" before the semicolon at the end of the Section.

L. Section 6.1 of the Credit Agreement is amended by: (i) deleting the word "or" at the end of Section 6.1(m), (ii) adding the word "or" at the end of Section 6.1(n) and (iii) adding the following after Section 6.1(n):

         "(o) any Person seeks to enforce a Statutory Lien for amounts owed in excess of $2,500,000 and such enforcement is not stayed within 10 days of the commencement thereof".

M. Section 7.3 of the Credit Agreement is amended by adding the following at the end thereof:

         "Notwithstanding any provision in this Agreement or any of the other Financing Documents to the contrary, any Agent may delegate any of its obligations hereunder to any of its affiliates."

N. Each of the lenders that is a signatory hereto identified under the caption "BANKS" on the signature pages hereto shall be deemed to be, as of the date hereof, a Bank under and for all purposes of the Credit Agreement, as amended hereby, and each reference therein to "Bank" shall be deemed to include the New Bank. The lender which is identified under the caption "EXITING BANK" on the signature pages hereto shall, as of the date hereof, cease to be a Bank (an EXITING BANK) under and for all purposes of the Credit Agreement, as amended hereby, upon the payment in full by the Borrowers of all Loans, Letters of Credit, and all other fees, expenses and indemnities owing, by the Borrowers to such Banks and each Exiting Bank shall have its Commitment reduced to zero and cease to have any liabilities or obligations hereunder or under the Credit Agreement.

REPRESENTATIONS AND WARRANTIES

3. Each of the Borrowers represents and warrants to the Banks and the Agents that (unless specifically limited to an earlier date) the representations and warranties set forth in Section 4 of the Credit Agreement are true and complete on and as of the date hereof with the same force and effect as if made on and as of such date, and as if each reference in said Section 4 to "this Agreement" included reference to this Amendment No. 2.

CONDITIONS PRECEDENT

4. As provided in Section 2, the amendments to the Credit Agreement set forth in said Section 2 shall become effective, as of the date hereof, upon the satisfaction of the following conditions precedent:


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A.       DOCUMENTS. The Administrative Agent shall have received the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:

         (1) Amendment No. 2. This Amendment No. 2 executed by each of the parties hereto.

         (2) Obligor Corporate Documents. A certificate of the Secretary or Assistant Secretary of each Obligor (A) that since April 14, 2000, there have been no changes to the charter and by-laws (or equivalent documents) of such Obligor and (B) as to all corporate authority for such Obligor (including, without limitation, board of director resolutions and evidence of the incumbency of officers) with respect to the execution, delivery and performance of this Amendment No. 2 and the Credit Agreement as amended hereby and the extensions of credit under the Credit Agreement as amended hereby.

         (3) Opinions of Counsel to the Obligors. (i) An opinion, dated the date hereof, of Hughes & Luce, L.L.P., special counsel to each of the Obligors, restating opinions 1, 2, 3, 5 and 7 of their opinion delivered in connection with the original closing of the Credit Agreement (in each case modified to include this Amendment No. 2) and covering such other matters as any Agent or any Bank may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to the Banks and the Agents), and (ii) an opinion, dated the date hereof, of the General Counsel of Holly Corporation restating the opinion delivered in connection with the original closing of the Credit Agreement (modified to include this Amendment No. 2) and covering such other matters as any Agent or any Bank may reasonably request (and the Company hereby instructs such General Counsel to deliver such opinion to the Banks and the Agents).

         (4) Other Documents. Such other documents as (i) any Agent or Bank or
         (ii) Freshfields Bruckhaus Deringer L.L.P., special New York counsel to the Administrative Agent, may reasonably request.

B. PAYMENT OF FEES. Evidence that the arrangement fee and participation fee described in the letter dated February 21, 2001 from CIBC World Markets, Inc. to Holly Corporation have been paid.

ACKNOWLEDGEMENT OF OBLIGORS

5. Each Obligor hereby (a) agrees that each reference to the Credit Agreement and words of similar import in each Financing Document to which such Obligor is party shall be a reference to the Credit Agreement as amended by this Amendment No. 2 and (b) confirms that its obligations under each Financing Document to which it is party remain in full force and effect after giving effect to the amendment of the Credit Agreement by this Amendment No. 2.

MISCELLANEOUS

6. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties

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hereto may execute this Amendment No. 2 by signing any such counterpart. This
Amendment No. 2 shall be governed by, and construed in accordance with, the law of the State of New York.




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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered as of the day and year first above written.

HOLLY CORPORATION


By
  ----------------------------
Title:


NAVAJO REFINING COMPANY
BLACK EAGLE, INC.
NAVAJO CORP.
NAVAJO SOUTHERN, INC.
NAVAJO NORTHERN, INC.
LOREFCO, INC.
NAVAJO CRUDE OIL PURCHASING, INC.
NAVAJO HOLDINGS, INC.
HOLLY PETROLEUM, INC.
NAVAJO PIPELINE CO.
LEA REFINING COMPANY
NAVAJO WESTERN ASPHALT COMPANY


By
  ----------------------------
Title:


MONTANA REFINING COMPANY, A PARTNERSHIP
By Navajo Northern, Inc., its General Partner


By
  ----------------------------
Title:


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CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent

By
  ----------------------------
Title:


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CIBC INC., as Collateral Agent,


By
  ----------------------------
Title:


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FLEET NATIONAL BANK, as Documentation Agent


By
  ----------------------------
Title:


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GUARANTY BUSINESS CREDIT CORPORATION, as Collateral Monitor


By
  ----------------------------
Title:


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CIBC WORLD MARKETS CORP., as Sole Lead Arranger and Bookrunner


By
  ----------------------------
Title:


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BANKS


CANADIAN IMPERIAL BANK OF COMMERCE


By
  ----------------------------
Title:


                                                                         Page 12

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FLEET NATIONAL BANK

By
  ----------------------------
Title:


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GUARANTY BUSINESS CREDIT CORPORATION


By
  ----------------------------
Title:


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THE BANK OF NOVA SCOTIA


By
  ----------------------------
Title:


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NATIONAL BANK OF CANADA


By
  ----------------------------
Title:


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HIBERNIA NATIONAL BANK


By
  ----------------------------                       $10,000,000
Title:


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EXITING BANK


J.P. MORGAN CHASE & CO. (formerly MORGAN GUARANTEE TRUST COMPANY OF NEW YORK)

By
  ---------------------------
Title:


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